                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44532
                              Zero Coupon Convertible Senior Debentures due 2020
                                                           CUSIP No. 629568 AC 0


                             NABORS INDUSTRIES, INC.

               PROSPECTUS SUPPLEMENT NO. 10 DATED FEBRUARY 1, 2002
                      TO PROSPECTUS DATED SEPTEMBER 6, 2000

         The selling securityholders table on pages 7 and 8 of the prospectus, as previously supplemented, is further amended by this supplement no. 10 to add the following entities as selling securityholders and to list the amounts of the securities beneficially owned and being offered for sale by such securityholders:

                                                                           ZERO COUPON CONVERTIBLE DEBENTURES
                                                                                         DUE 2020
                                                                         ---------------------------------------
                                                                          AMOUNT                 AMOUNT OFFERED
SELLING SECURITYHOLDER                                                    BENEFICIALLY OWNED     FOR SALE
----------------------                                                    ------------------     ---------------
Healthcare Underwriters Mutual Insurance Company                          $   500,000 (1)        $   500,000
Mag Mutual Insurance Company                                              $   150,000 (1)        $   150,000
Medical Liability Mutual Insurance Company                                $18,500,000 (1)        $18,500,000
NCMIC Insurance Company                                                   $   200,000 (1)        $   200,000
OHIC Insurance Company                                                    $   350,000 (1)        $   350,000
The Reciprocal of America                                                 $   250,000 (1)        $   250,000



(1) Represents securities over which INVESCO, Inc. has sole dispositive power and voting authority as investment manager.
         INVESCO disclaims beneficial ownership of such securities.